SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  August 4, 1999
                        Commission File Number:  0-17020


                              Sensar Corporation
             (Exact Name of Registrant as Specified in its Charter)


                  Nevada                            87-0429944
     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)            Identification No.)


       50 West Broadway, Suite 501
           Salt Lake City, Utah                       84101
     (Address of Principal Executive Offices)       (Zip Code)


              Registrant's Telephone Number, Including Area Code:
                               (801) 350-0587


                   1681 West 820 North, Provo, Utah 84601
     (Former name, former address, and formal fiscal year, if changed since last report)



                             ITEM 5.  OTHER EVENTS

     Sensar Corporation issued the following press release on August 4, 1999.

     Salt Lake City, UT, August 4, 1999 - Sensar Corporation (Nasdaq symbol "SCII"). Howard S. Landa, Chairman of the Board and Chief Executive Officer of Sensar, announced that Sensar has completed a number of transactions and wishes to update information concerning certain of the Company's operations so that investors can ask questions of Mr. Landa at the conference call (details of which are set forth below).

     Subsequent to the announcement of July 27, 1999, that Sensar is entering the web host and ISP business, the Company has received over 25 business plans and inquiries from web hosts and ISP companies expressing interest in joining with Sensar. Sensar plans to sift through these plans over the next several weeks and launch due diligence investigations of two or three of those that management deems best suited for inclusion in the network Sensar has proposed.

     Mr. Landa stated that the Company had participated in the second round funding of DURECT Corporation ("DURECT"), a pioneer in drug therapy treatments, employing subcutaneous delivery technology. Lead investors were Brookside Capital, a Bain Capital fund, J.P. Morgan Capital Investment, and Collinson Howe & Lennox. DURECT was assisted in the placement by Hambrect & Quist. DURECT has a technology license agreement with ALZA Corporation and management consisting of proven ALZA personnel.

     Sensar also announced that it had completed the sale of the real property to PCB, resulting in a gain of approximately $700,000 and freeing up $1.35 million in working capital.

     Mr. Landa then announced that the sale of units of Jaguar did not meet the budget for June and July, principally due to certain technical problems in the manufacturing of the units. As a result, the board of directors determined to reclassify the Jaguar technology as an asset held for sale and terminated the joint agreement with JEOL. The Company is currently in negotiations with a potential buyer, but no agreement has yet been reached. In addition, the application of the CrossCheck technology to a suitable commercial product has not yet resulted in ongoing revenues and it appears that the most cost-effective step is to return the CrossCheck technology to BYU.

     Sensar's new website is www.sensarcorp.com.

     A conference call is scheduled for 4:15 PM ET, Wednesday, August 4th. The number to call is 1-888-550-5969, reference the Sensar Corporation Conference Call. Interested parties who are unable to participate at the scheduled time can access the recorded call for 72 hours following the conference call (allowing 4 hours after the completion of the conference call) by dialing 1-800-723-0549.

     This press release contains certain forward-looking statements concerning the future performance of some of the Company's technology and possible acquisition and disposition activities, all of which are based upon assumptions made by management and are not meant to be actual descriptions or predictions of the future. For a discussion of the contingencies and uncertainties to which the information concerning future events is subject, please refer to the Company's report on Form 10-K for December 31, 1998, and other SEC reports.



                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  August 4, 1999                    SENSAR CORPORATION


                                          By   /s/ Howard S. Landa
                                            Howard S. Landa, Chairman of the
                                            Board (Chief Executive Officer and
                                            Principal Financial and Accounting
                                            Officer)